                                  EXHIBIT 11
                             LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                                                     (RESTATED)
                                                                           Three months ended June 30,
                                                                               1997               1996
                                                                       ------------       ------------


PRIMARY:
  Net income applicable to common shares                                     $8,098               $4,906
                                                                     ==============       ==============
Applicable common shares:
    Weighted average outstanding shares during the period                    22,831               18,548
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
      the treasury stock method)                                                315                  411
                                                                     --------------       --------------
      Total                                                                  23,146               18,959
                                                                     ==============       ==============
  Net income per share of common stock                                        $0.35                $0.26
                                                                     ==============       ==============
FULLY DILUTED:
  Net income                                                                 $8,098               $4,906
  Add back minority interest                                                      - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
      assumed conversion of  9.75% convertible subordinated debentures           21                   47
  Reduction of interest and amortization expenses resulting from
      assumed conversion of  8.5% convertible subordinated debentures             - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
      assumed conversion of  8.25% convertible subordinated debentures            - (a)                - (a)
  Reduction of interest and amortization expenses resulting from
      assumed conversion of  7.75% convertible subordinated debentures            - (a)                - (a)
  Less applicable income taxes                                                    -                    -
                                                                     --------------       --------------
        Adjusted net income applicable to common shares                      $8,119               $4,953
                                                                     ==============       ==============

  Applicable common shares:
      Weighted average outstanding shares during the period                  22,831               18,548
      Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
         treasury stock method)                                                 323                  435
      Assumed conversion of partnership units                                     -  (a)               - (a)
      Assumed conversion of 9.75% convertible subordinated                       82                  191
      debentures
      Assumed conversion of 8.5% convertible subordinated debentures              -  (a)               - (a)
      Assumed conversion of 8.25% convertible subordinated debentures             -  (a)               - (a)
      Assumed conversion of 7.75% convertible subordinated debentures             -  (a)               - (a)
      Less contingent shares                                                      -                    -
                                                                     --------------       --------------
         Total                                                               23,236               19,174
                                                                     ==============       ==============
Net income per share of common stock                                          $0.35                $0.26
                                                                     ==============       ==============

a)  Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.

                                  EXHIBIT 11

                             LTC PROPERTIES, INC.

                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                                                 (RESTATED)
                                                                          Six months ended June 30,
                                                                                1997           1996
                                                                         -----------      ---------
PRIMARY:
  Net income applicable to common shares                                   $14,205            $16,737
                                                                          ========            =======
Applicable common shares:
    Weighted average outstanding shares during the period                    22,413            18,482
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
       the treasury stock method)                                               389               418
                                                                           --------           -------
        Total                                                                22,802            18,900
                                                                           ========           =======
  Net income per share of common stock                                        $0.62             $0.89

FULLY DILUTED:
  Net income                                                                $14,205           $16,737
  Add back minority interest                                                      - (a)             -  (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  9.75% convertible subordinated debentures             42                99
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  8.5% convertible subordinated debentures               - (a)             -  (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  8.25% convertible subordinated debentures              - (a)             -  (a)
  Reduction of interest and amortization expenses resulting from
    assumed conversion of  7.75% convertible subordinated debentures              - (a)             -  (a)
  Less applicable income taxes                                                    -                 -
                                                                           --------           -------
        Adjusted net income applicable to common shares                     $14,247           $16,836
                                                                           ========           =======
Applicable common shares:
    Weighted average outstanding shares during the period                    22,413            18,482
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
     treasury stock method)                                                     389               435
Assumed conversion of partnership units                                           - (a)             - (a)
Assumed conversion of 9.75% convertible subordinated debentures                  83               199
Assumed conversion of 8.5% convertible subordinated debentures                    - (a)             - (a)
Assumed conversion of 8.25% convertible subordinated debentures                   - (a)             - (a)
Assumed conversion of 7.75% convertible subordinated debentures                   - (a)             - (a)
Less contingent shares                                                            -                 -
                                                                           --------            -------
         Total                                                               22,885             19,116
                                                                           ========            =======
Net income per share of common stock                                          $0.62              $0.88
                                                                          =========           ========

a)  Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.